AMENDMENT NUMBER TWO TO DECLARATION OF TRUST

Pursuant to joint resolution of the Supervisory Committee of the Alameda-Contra Costa Medical Association Collective Investment Trust for Retirement Plans (The "Trust") and Wells Fargo Bank, National Association, as Custodial Trustee, in accordance with Sections 4.2 and 9.1 of the Declaration of Trust establishing the Trust, dated February 9, 1990, as amended (the "Declaration of Trust") the Portfolio established under Section 4/1 (e) of the Declaration of Trust currently designated the "Money Market Portfolio" is hereby redesignated the "Short-Term Income Fund".

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed by their duly authorized officers effective the 20th day of February, 1997.


ALAMEDA-CONTRA COSTA MEDICAL ASSOCIATION
COLLECTIVE INVESTMENT TRUST FOR
RETIREMENT PLANS

BY  (Signature)
    William N. Guertin
    Secretary and Member of the Supervisory Committee


WELLS FARGO BANK, NATIONAL ASSOCIATION

BY  (Signature)
    Roger Parodi
    Vice President and Trust Officer
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PROPOSED AMENDMENT NUMBER THREE TO DECLARATION OF TRUST


Pursuant to joint resolution of the Supervisory Committee of the Alameda-Contra Costa Medical Association Collective Investment Trust for Retirement Plans (the "Trust") and Wells Fargo Bank, National Association, as Custodial Trustee, in accordance with Sections 4.2 and 9.1 of the Declaration of Trust establishing the Trust, dated February 9, 1990, as amended (the "Declaration of Trust"), the Declaration of Trust is hereby amended as follows:

1.  Section 2.3 is amended to read in full as follows:

2.3  Limitation on Investment

The Investment Manager shall not direct the Custodial Trustee to enter into any transaction contrary to the investment restrictions set forth in the then current Prospectus and Statement of Additional Information of the Trust.

2.  Section 4.1 is amended to read in full as follows:

4.1  Establishment

The Custodial Trustee shall hold and invest and otherwise deal with the assets of each Portfolio established under this Declaration of Trust separately, at the direction of the Investment Manager designated to direct the investment of such Portfolio, without distinction between principal and income and subject to the rules and procedures of the Supervisory Committee. Except as otherwise specifically provided, or where the context otherwise requires, the terms of the Declaration of Trust shall apply to the following Portfolios:

(a) The Value Equity Portfolio
(b) The Balanced Portfolio
(c) The Long-Intermediate Fixed Income Portfolio
(d) The Short-Intermediate Fixed Income Portfolio
(e) The Short-Term Income Fund
(f) The Growth Equity Portfolio
(g) The International Value Equity Portfolio

Each Portfolio (including the Short-Term Income Fund) shall have the investment objectives and policies set forth in the then current Prospectus and Statement of Additional Information of the Trust.

3.  Section 5.2(c) is amended to read in full as follows:

(c) The fair market value of the assets of a Portfolio shall be determined by the Custodial Trustee as of each Valuation Date, pursuant to the procedures set forth in the then current
Prospectus and Statement of Additional Information of the Trust.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed by their duly authorized officers effective the ____ day of April, 1997.


ALAMEDA-CONTRA COSTA MEDICAL ASSOCIATION
COLLECTIVE INVESTMENT TRUST FOR
RETIREMENT PLANS

BY



WELLS FARGO BANK, NATIONAL ASSOCIATION

BY